EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Second-Quarter 2020 Financial Results
Revenue of $280 Million Reflects Strong Growth in Premium Robots

BEDFORD, Mass., July 21, 2020 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended June 27, 2020.

Colin Angle, chairman and chief executive officer of iRobot, stated, “Consistent with our business update last month, iRobot delivered a stronger-than-expected second-quarter performance as demand strengthened meaningfully during the quarter. Our top-line results were highlighted by 43% growth in our premium robots. Quarterly revenue in each major geographic region surpassed our initial targets entering the quarter, led by 13% growth in the U.S. and 43% expansion in Japan. Our return to operating profitability reflected the combination of higher revenue, notable improvement in our gross margin and disciplined expense management.”

“We are making tangible progress in our strategy to differentiate our robots through their ability to deliver an exceptional cleaning experience as our product mix continued to shift toward our premium robots,” Angle noted. “Maintaining a clean home has taken on greater prominence during this pandemic. Consumers are increasingly realizing that our floor cleaning robots, particularly our premium products such as the Roomba i7 Series and s9 Series, along with the Braava jet m6, possess the cleaning efficacy, thoughtful intelligence and home understanding to become trusted cleaning companions. Related to this, our community of connected customers grew 13% sequentially from the end of March to approximately 6.9 million at the end of Q2.”

Angle concluded, “We move into the second half of 2020 with relatively low inventory levels at retailers and solid year-to-date sell-through momentum globally. Despite considerable macroeconomic uncertainty and limited visibility into the timing and magnitude of second-half orders, we are incrementally more optimistic about our second-half revenue growth prospects than we were in mid-June. Rather than an expected decline in annual revenue, we now anticipate 2020 revenue will be relatively unchanged to slightly higher than 2019. While our second-quarter profitability reflects the benefit of our tariff exclusion, we do not yet know whether this exclusion will be extended through the second half of the year. Nevertheless, we are focused on converting our second-half top-line results and prudent spending into a solid operating profitability and EPS performance.”

Financial Performance Highlights

•
Revenue for the second quarter of 2020 was $279.9 million, an increase of 8% from $260.2 million in the second quarter of 2019. The growth primarily reflected a 43% increase in premium robot (list price of $500 or higher) revenue. Revenue for the first half of 2020 was $472.4 million versus $497.8 million in the first half of 2019.

◦	The second-quarter 2020 revenue performance was highlighted by 13% growth in the U.S. and 43% in Japan over the prior year period, which more than offset a 14% decline in EMEA.

◦
Approximately 70% of the second-quarter 2020 revenue was estimated to be generated from e-commerce-related orders that span the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers. Direct-to-consumer revenue of $33 million grew nearly 160% from the prior year’s second quarter.

•
Second-quarter 2020 GAAP operating income was $70.3 million, compared with GAAP operating income of $5.3 million in the second quarter of 2019. Second-quarter 2020 non-GAAP operating income of $40.5 million compared with non-GAAP operating income of $15.7 million in the same period one year ago. GAAP operating income for the first six months of 2020 was $50.1 million, compared with GAAP operating income of $27.5 million in the first half of 2019. First-half 2020 non-GAAP operating income was $26.1 million versus non-GAAP operating income of $48.8 million in the same period one year ago.

•
GAAP net income per share was $2.07 for the second quarter of 2020, compared with GAAP net income per share of $0.25 in the second quarter of 2019. Non-GAAP net income per share was $1.06 for the second quarter of 2020 versus non-GAAP second-quarter 2019 net income per share of $0.48. First-half GAAP 2020 net income per share was $1.42, compared with $1.03 in the first half of 2019. First-half 2020 non-GAAP net income per share was $0.73, compared with $1.43 in the first half of 2019.

•
As of June 27, 2020, the company’s cash, cash equivalents and short-term investments were $242.3 million, compared with $263.5 million as of March 28, 2020 and $256.4 million as of December 28, 2019. The company, which has no debt, also has access to an unsecured revolving line of credit of $150 million, with an additional $75 million accordion feature.

Second-Quarter and Recent Business Highlights

•
On April 24, the United States Trade Representative granted iRobot an exclusion for its Roomba® robot vacuums from Section 301 tariffs through August 7, 2020. The company does not yet know whether an extension for its exclusion beyond the expiration date will be granted.

•	Completed all actions associated with the company’s April 2020 restructuring, recording a $1.9 million charge primarily associated with severance costs in the second quarter.

•
Continued progress in expanding the company’s community of engaged owners who have opted-in to its digital communications (in-app messaging, email or both) to approximately 6.9 million, up 13% since the end of the first quarter and nearly 110% from the same period one year ago.

•
Recognition for iRobot and its products continued to grow globally with awards and favorable reviews. iRobot was among the winners of the Robotics Business Review’s 2020 RBR50 Robotics Innovation Award while Roomba and Braava received accolades from Reviewed.com, Tom’s Guide, Popular Mechanics, Red Dot, Real Homes and LEE.

Second-Quarter 2020 Results Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to review its second-quarter 2020 financial results, and discuss its outlook going forward. Pertinent conference call details include:

Date:	Wednesday, July 22
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	2875976

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q2-2020-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through July 29, and can be accessed by dialing 404-537-3406, passcode 2875976.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: second-half 2020 revenue growth prospects; full-year 2020 revenue expectations ranging from relatively unchanged to slightly higher than 2019 revenue; converting our second-half top-line results and prudent spending into solid operating profitability and EPS performance; the potential extension of our tariff exclusion; and future market conditions. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the impact of COVID-19 on our business, the industry and markets in which we operate, and the global economy; our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue	$279,883	$260,172	$472,418	$497,833
Cost of revenue:
Cost of product revenue	100,686	138,891	214,981	253,929
Amortization of acquired intangible assets	1,185	3,111	1,470	6,188
Total cost of revenue	101,871	142,002	216,451	260,117
Gross profit	178,012	118,170	255,967	237,716
Operating expenses:
Research and development	36,557	35,650	73,316	70,919
Selling and marketing	49,062	56,409	85,656	95,245
General and administrative	21,856	20,592	46,429	43,499
Amortization of acquired intangible assets	254	269	508	540
Total operating expenses	107,729	112,920	205,909	210,203
Operating income	70,283	5,250	50,058	27,513
Other (expense) income, net	(384)	1,533	(403)	2,813
Income before income taxes	69,899	6,783	49,655	30,326
Income tax expense (benefit)	11,283	(424)	9,174	599
Net income	$58,616	$7,207	$40,481	$29,727

Net income per share:
Basic	$2.10	$0.26	$1.44	$1.06
Diluted	$2.07	$0.25	$1.42	$1.03

Number of shares used in per share calculations:
Basic	27,923	28,079	28,110	27,970
Diluted	28,280	28,763	28,414	28,779

Stock-based compensation included in above figures:
Cost of revenue	$292	$405	$819	$783
Research and development	2,167	2,547	4,645	4,925
Selling and marketing	700	916	1,466	1,719
General and administrative	2,711	3,726	4,131	7,031
Total	$5,870	$7,594	$11,061	$14,458

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 27, 2020	December 28, 2019
Assets
Cash and cash equivalents	$230,734	$239,392
Short term investments	11,560	17,032
Accounts receivable, net	128,334	146,161
Inventory	133,055	157,347
Other current assets	92,555	34,285
Total current assets	596,238	594,217
Property and equipment, net	78,432	75,988
Operating lease right-of-use assets	45,978	47,478
Deferred tax assets	39,237	41,791
Goodwill	119,521	118,732
Intangible assets, net	10,424	12,352
Other assets	30,938	30,195
Total assets	$920,768	$920,753

Liabilities and stockholders' equity
Accounts payable	$95,522	$116,185
Accrued expenses	73,745	81,768
Deferred revenue and customer advances	3,512	4,549
Total current liabilities	172,779	202,502
Operating lease liabilities	52,819	54,928
Deferred tax liabilities	1,042	912
Other long-term liabilities	12,066	10,342
Total long-term liabilities	65,927	66,182
Total liabilities	238,706	268,684
Stockholders' equity	682,062	652,069
Total liabilities and stockholders' equity	$920,768	$920,753

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income	$40,481	$29,727
Adjustments to reconcile net income to net cash provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	17,784	17,905
Stock-based compensation	11,061	14,458
Deferred income taxes, net	2,579	535
Other	3,162	3,106
Changes in operating assets and liabilities — (use) source
Accounts receivable	17,891	67,808
Inventory	24,137	(27,112)
Other current assets	(57,813)	(14,246)
Accounts payable	(20,576)	(52,835)
Accrued expenses and other liabilities	(10,549)	(18,043)
Net cash provided by operating activities	28,157	21,303

Cash flows from investing activities:
Additions of property and equipment	(18,968)	(14,705)
Change in other assets	(2,125)	(4,541)
Cash paid for business acquisition, net of cash acquired	—	(2,817)
Sales and maturities of investments	7,000	5,880
Net cash used in investing activities	(14,093)	(16,183)

Cash flows from financing activities:
Proceeds from employee stock plans	3,690	4,680
Income tax withholding payment associated with restricted stock vesting	(1,816)	(7,277)
Stock repurchases	(25,000)	—
Net cash used in financing activities	(23,126)	(2,597)

Effect of exchange rate changes on cash and cash equivalents	404	(101)
Net (decrease) increase in cash and cash equivalents	(8,658)	2,422
Cash and cash equivalents, at beginning of period	239,392	130,373
Cash and cash equivalents, at end of period	$230,734	$132,795

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue by Geography: *
Domestic	$140,146	$124,472	$222,113	$238,537
International	139,737	135,700	250,305	259,296
Total	$279,883	$260,172	$472,418	$497,833

Units Shipped *
Vacuum	930	935	1,553	1,699
Mopping	114	139	210	251
Total	1,044	1,074	1,763	1,950

Revenue by Product Category **
Vacuum***	$251	$237	$420	$458
Mopping***	29	23	52	40
	$280	$260	$472	$498

Average gross selling prices for robot units	$307	$296	$310	$307

Section 301 tariff costs *	$(6,609)	$4,982	$—	$8,500
Section 301 tariff impact on gross and operating margin	2.4%	(1.9)%	—%	(1.7)%

Headcount	1,120	1,120

* in thousands
** in millions
*** includes accessory revenue

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Tariff Refunds: iRobot was granted a Section 301 List 3 Tariff Exclusion in April 2020, which temporarily eliminates tariffs on the Company’s products imported from China until August 7, 2020 and entitles the Company to a refund of all related tariffs previously paid since September 2018. We exclude the refunds for tariffs paid in 2018 and 2019 from our 2020 second-quarter and year-to-date non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Restructuring and Other: Restructuring charges are related to one-time actions associated with workforce reductions, including severance costs, certain professional fees and other costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfalls/shortfalls. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP Revenue	$279,883	$260,172	$472,418	$497,833

GAAP Gross Profit	$178,012	$118,170	$255,967	$237,716
Amortization of acquired intangible assets	1,185	3,111	1,470	6,188
Stock-based compensation	292	405	819	783
Tariff refunds	(40,017)	—	(40,017)	—
Non-GAAP Gross Profit	$139,472	$121,686	$218,239	$244,687
Non-GAAP Gross Profit Margin	49.8%	46.8%	46.2%	49.2%

GAAP Operating Expenses	$107,729	$112,920	$205,909	$210,203
Amortization of acquired intangible assets	(254)	(269)	(508)	(540)
Stock-based compensation	(5,578)	(7,189)	(10,242)	(13,675)
Net merger, acquisition and divestiture income (expense)	66	(143)	566	(295)
IP litigation expense, net	(1,137)	676	(1,753)	207
Restructuring and other	(1,863)	—	(1,863)	—
Non-GAAP Operating Expenses	$98,963	$105,995	$192,109	$195,900
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	35.4%	40.7%	40.7%	39.4%

GAAP Operating Income	$70,283	$5,250	$50,058	$27,513
Amortization of acquired intangible assets	1,439	3,380	1,978	6,728
Stock-based compensation	5,870	7,594	11,061	14,458
Tariff refunds	(40,017)	—	(40,017)	—
Net merger, acquisition and divestiture (income) expense	(66)	143	(566)	295
IP litigation expense, net	1,137	(676)	1,753	(207)
Restructuring and other	1,863	—	1,863	—
Non-GAAP Operating Income	$40,509	$15,691	$26,130	$48,787
Non-GAAP Operating Margin	14.5%	6.0%	5.5%	9.8%

GAAP Income Tax Expense (Benefit)	$11,283	$(424)	$9,174	$599
Tax effect of non-GAAP adjustments	(1,892)	1,797	(3,723)	3,622
Other tax adjustments	206	1,461	(1,178)	5,527
Non-GAAP Income Tax Expense	$9,597	$2,834	$4,273	$9,748

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP Net Income	$58,616	$7,207	$40,481	$29,727
Amortization of acquired intangible assets	1,439	3,380	1,978	6,728
Stock-based compensation	5,870	7,594	11,061	14,458
Tariff refunds	(40,017)	—	(40,017)	—
Net merger, acquisition and divestiture (income) expense	(741)	143	(1,241)	295
IP litigation expense, net	1,137	(676)	1,753	(207)
Restructuring and other	1,863	—	1,863	—
(Gain) loss on strategic investments	—	(629)	(87)	(572)
Income tax effect	1,686	(3,258)	4,901	(9,149)
Non-GAAP Net Income	$29,853	$13,761	$20,692	$41,280

GAAP Net Income Per Diluted Share	$2.07	$0.25	$1.42	$1.03
Amortization of acquired intangible assets	0.05	0.12	0.07	0.24
Stock-based compensation	0.21	0.26	0.39	0.50
Tariff refunds	(1.41)	—	(1.41)	—
Net merger, acquisition and divestiture (income) expense	(0.03)	—	(0.04)	0.01
IP litigation expense, net	0.04	(0.02)	0.06	(0.01)
Restructuring and other	0.07	—	0.07	—
(Gain) loss on strategic investments	—	(0.02)	—	(0.02)
Income tax effect	0.06	(0.11)	0.17	(0.32)
Non-GAAP Net Income Per Diluted Share	$1.06	$0.48	$0.73	$1.43

Number of shares used in diluted per share calculation	28,280	28,763	28,414	28,779

Section 301 Tariff Costs
Section 301 tariff costs	$(6,609)	$4,982	$—	$8,500
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	2.4%	(1.9)%	—%	(1.7)%
Impact of Section 301 tariff costs to net (loss) income per diluted share (GAAP & non-GAAP)	$0.23	$(0.17)	$—	$(0.30)

Supplemental Information
Days sales outstanding	42	32
Days in inventory	86	127